                                                                    Exhibit 10.2

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 16th day of October, 1998 by and between Ascend Communications, Inc., a
       ----
California corporation, having its principal office at 1701 Harbor Bay Parkway, Alameda, California, 94502 ("Seller") and Network Access Solutions, Inc., a Delaware corporation having its principal office at 100 Carpenter Drive, Suite 206, Sterling, Virginia 20164 ("Buyer").

                                   WITNESSETH
                                   ----------

WHEREAS, Seller manufactures and owns all of the rights, title and interest in and to the telecommunications network equipment described and identified on

Exhibit A hereto (individually and collectively such items of equipment being
---------
referred to as the "Equipment"); and

WHEREAS, Seller and Buyer have reached an understanding whereby Seller has agreed to cause its affiliate, Ascend Credit Corporation ("Ascend Credit"), to purchase from Seller and lease to Buyer the items of Equipment ordered from Seller by the Buyer from time to time, with an option for Buyer to purchase the leased Equipment from Ascend Credit at the termination of such lease.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Sale and Purchase of Equipment.
     ------------------------------

     (a) Subject to the terms and conditions set forth herein, Seller hereby irrevocably agrees to sell to Buyer from time to time during the term of this Agreement and to cause Ascend Credit to purchase from Seller and lease to Buyer up to $30,000,000 worth of Equipment, as may be selected by Buyer from the list of available Equipment set forth in

          Exhibit A and detailed in a purchase order.  Such Equipment shall be
          ---------
          leased and sold on the terms and conditions of that certain Master Lease Agreement No. 9314 between Buyer and Ascend Credit dated for reference October 9, 1998, a copy of which is attached hereto as

          Exhibit B (the "Lease Agreement").
          ---------

     (b)  In consideration for the Equipment, Buyer agrees to pay to Seller
     ***.

--------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

2.   Term of Agreement.
     -----------------

The term of this Agreement shall be 18 months from the date hereof.

3.   Seller's Representations, Warranties and Covenants.
     --------------------------------------------------
Seller hereby represents, warrants and covenants to Buyer that:

     (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of California and has all requisite corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby.

     (b) All requisite corporate action has been authorized for the execution and delivery to Buyer of this Agreement and the agreements contemplated hereunder and for the performance of Seller's obligations hereunder. This Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     (c) There are no actions, suits or proceedings pending or, to the best of the knowledge of Seller, threatened against or affecting Seller or of which the Equipment is the subject matter or any proceedings with respect to Seller or any of the Equipment before any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that would in any way adversely affect the transactions contemplated herein.

     (d) Seller possesses valid legal rights in and title to all of the Equipment, free from all pledges, liens, security interests, encumbrances or charges.

     (e) All necessary approvals and authority to enter into this Agreement and bind Seller have been obtained, the person executing this Agreement on behalf of Seller has express authority to do so and, in doing, to bind Seller hereto and the execution of this Agreement by Seller does not violate any provision of any by-law, charter, regulation or any other governing authority of Seller.

     (f) At such time as Buyer exercises its right to purchase the Equipment under the Lease Agreement, Seller will transfer to Buyer all of its right, title and interest in and to the Equipment, free and clear of any Third Party (as defined herein below) rights or other encumbrances, and Buyer shall have the right to sell, license, assign or otherwise convey the Equipment to any Third Party. Seller shall agree to execute any and all instruments and agreements to effect the conveyance and assignment of the Equipment as Buyer may deem necessary. The term "Third

          Party" as used herein means any person or entity that is not a party to this Agreement.

     (g) The Equipment delivered to Buyer shall materially conform with and perform the functions set forth in the specifications attached hereto as Exhibit A (the "Specifications") as are applicable to the Equipment
             ---------
          and shall be free from defects in material or workmanship that impair Buyer's use of the Equipment. If notified by Buyer of any such defects in material or workmanship or nonconformity with the Specifications, Seller shall, at its election and expense, repair or replace any such defective Equipment. Any Equipment repaired or replaced under this Section [3(g)] shall be subject to the provisions of this Section [3(g)].

4.  Buyer's Representations, Warranties and Covenants.
    -------------------------------------------------
Buyer hereby represents, warrants and covenants to Seller that:

     (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby.

     (b) All requisite corporate action has been authorized for the execution and delivery to Seller of this Agreement and the agreements contemplated hereunder and for the performance of Buyer's obligations hereunder. This Agreement is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     (c) There are no actions, suits or proceedings pending or, to the best of the knowledge of Buyer, threatened against or affecting Buyer or any proceedings with respect to Buyer before any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that would in any way adversely affect the transactions contemplated herein.

     (d) All necessary approvals and authority to enter into this Agreement and bind Buyer have been obtained, the person executing this Agreement on behalf of Buyer has express authority to do so and, in doing, to bind Buyer hereto and the execution of this Agreement by Buyer does not violate any provision of any by-law, charter, regulation or any other governing authority of Buyer.

5.   Seller Financing.
     ----------------

Seller acknowledges that, as an inducement to Buyer to enter into this Agreement and to commit a substantial portion of its network technology to Seller, Buyer is relying on Seller, or its affiliate, to provide financing for all Equipment purchases hereunder as well as operating capital financing in the manner described in that certain Letter of Intent dated September 24, 1998, (the "LOI"), a copy of which is attached hereto as Exhibit C as evidenced by
                                              ---------
Promissory Notes made by Buyer in favor of Seller, or its affiliate, substantially in the form attached hereto as Exhibit D.
                                             ---------
***.


6.   Indemnification.
     ---------------

***

7.   Limitation of Liability.
     -----------------------

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE OR INFRINGEMENT), SHALL SELLER OR BUYER BE LIABLE UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING LOST PROFITS OF THE OTHER PARTY, BEFORE OR AFTER ACCEPTANCE, WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE OR WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.   Indemnity for Product Liability.
     -------------------------------

Notwithstanding anything contained herein to the contrary, Seller agrees to defend and indemnify Buyer, its officers, agents and employees, from and against any damages, claims, demands, liabilities and expenses (including reasonable attorneys' fees) that arise out of or result from the death or bodily injury to, or damage to property of any third party resulting solely from a defect in the Equipment delivered by Seller to Buyer. Seller shall pay all costs, damages and reasonable attorneys' fees that a court awards as a result of such claim provided that: (i) Seller has sole control of the defense and related settlement negotiations; (ii) Buyer provides Seller with assistance, information and authority reasonably necessary for Seller to perform its obligations under this Section [8] and (iii) Buyer notifies Seller in writing within thirty (30) days of the discovery of the claim.

9.   Termination and Default.
     -----------------------

-----------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

     (a) Each of Seller and Buyer shall be entitled to terminate this Agreement in whole or in part:

          (i) if either party fails to observe, keep or perform any material term or condition of this Agreement or repeatedly fails to observe, keep or perform any non-material term or condition of this Agreement, which repeated breaches collectively constitute a material breach;

          (ii) if a voluntary or involuntary petition is commenced by or against either party under any laws relating to bankruptcy, insolvency, reorganization, moratorium and creditors' rights and remedies generally, and such voluntary or involuntary petition is not withdrawn or dismissed, as applicable, within 30 days of filing; or

          (iii) if a party becomes insolvent because they are unable to pay their debts in the ordinary course of business as they become due, any substantial part of either party's property becomes subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency or if a receiver shall be appointed for either party.

     (b) The party seeking to terminate this Agreement shall give the other party written notice of any of the foregoing claimed to be a basis for termination and the date of termination. The Agreement shall terminate no less than fifteen 15 days after receipt of such notice in the event of the occurrence under Section [9](a)(iii) above. In the event of an occurrence of an event under Section [9](a)(i), a party in breach shall have 30 days to cure, if curable, any such breach. In the event that a party does not cure such breach within that cure period, the non-breaching party may terminate this Agreement immediately upon notice to the breaching party.

     (c) Any and all provisions of this Agreement which by their nature or terms contemplate survival beyond the expiration of this Agreement or which are reasonably necessary to survive termination in order to achieve their respective fundamental purposes, including, without limitation, any provisions of this Agreement relating to and specifically the Sections entitled Indemnification, Limitation of
                                             ---------------  -------------
          Liability, Indemnity for Product Liability, the provision contained in
          ---------  -------------------------------
          Section [3(g)] and Sections [10 through 18] relating to miscellaneous matters, as applicable, shall survive and continue to bind the parties following any termination of this Agreement.

10.  Dispute Resolution.
     ------------------

Any dispute arising out of or in connection with this Agreement shall be settled by arbitration in Alameda, California under the Rules of the American Arbitration Association ("Rules"), as modified by this Section [10]. The number of arbitrators shall be one (1). The arbitrator shall be appointed by the parties, if both parties agree on an arbitrator. If the parties are unable to agree on an arbitrator within fifteen
(15) days of the date of a request for arbitration made by any party hereto, then the arbitrator shall be appointed in accordance with the Rules. The decision of the arbitrator shall be delivered in writing to, and shall be binding upon, the parties and judgment may be entered upon such award in any court of competent jurisdiction.

11.  Governing Law.
     -------------

This Agreement shall be governed by and construed in accordance with the laws of the State of California, not including the conflicts of laws principles of that jurisdiction.

12.  Letter of Intent.
     ----------------

The terms and conditions contained in Sections 1 through 8 and 10 through 11 of the LOI that are not specifically addressed in the body of this Agreement are incorporated herein by reference and made a part of this Agreement with the same force and effect as though set forth in their entirety herein and the parties hereto agree that they shall be bound by all such terms and conditions. In the event of any conflict or inconsistency among the provisions of this Agreement and the LOI, such conflict or inconsistency shall be resolved by giving precedence to this Agreement and thereafter to the LOI.

13.  Severability.
     ------------

In the event any provision of this Agreement shall be held invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

14.  Headings.
     --------

The headings of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

15.  Counterparts.
     ------------

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

16.  Waivers and Amendments.
     ----------------------

Except as otherwise expressly provided herein, this Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the parties hereto.

17.  Notices.
     -------

Except as otherwise expressly provided herein, any notice required or permitted hereunder shall be given in writing and shall be deemed to have been duly given upon receipted personal delivery (professional courier permissible), receipted certified delivery or registered mail delivery to the last address either party (with respect to itself) furnishes to the other party in writing, or electronic transmission, with a confirmation copy sent in the manner previously described. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

If to Lender:      Ascend Communications, Inc.
                   1701 Harbor Bay Parkway
                   Alameda, California  94502
                   Attention: Fran Jewels, Esq.
                   Telecopier: (510) 747-2638

If to Borrower:    Networks Access Solutions, Inc.
                   100 Carpenter Dr.
                   Sterling, VA 20164
                   Attention: Scott Yancey, CFO
                   Telecopier: (703) 742-7706

18.  Effective Date.
     --------------

This Agreement shall become effective on the date first written above.


19.  Entire Agreement.
     ----------------

This document and the attached Exhibits represent the entire Agreement of the parties with respect to its subject matter.


IN WITNESS WHEREOF the parties hereto have authorized their respective representatives to execute this Agreement as of the day and year first herein before written.

Seller:
------

ASCEND COMMUNICATIONS , INC.

By:  /s/ Bernard V. Schnader
     -----------------------
Name:    Bernard V. Schander
       ------------------------
Title:   Treasurer
        --------------

Buyer:
------

NETWORK ACCESS SOLUTIONS, INC.



By:  /s/  Scott G. Yancey
     --------------------
Name:     Scott G. Yancey
       ---------------------
Title:    Chief Financial Officer
        -----------------------------

                                   EXHIBIT A
                                   ---------
                          LIST OF AVAILABLE EQUIPMENT,
                          ----------------------------
   SPECIFICATIONS (including Core Systems Publications Library, dated 2/98),
   -------------------------------------------------------------------------
              ASCEND/NAS-CuNet SERVICE MARKETING PROGRAM PROPOSAL,
              ----------------------------------------------------
                                  AND PRICING
                                  -----------

                                 Ascend's xDSL

                     Proposal for Network Access Solutions
                             For CopperNet Service
                                       &
                              Financial Term Sheet

                                August 25, 1998



                                      ***

------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B
                                ---------------

                                LEASE AGREEMENT
                           ------------------------


                            (Filed as Exhibit 10.3)

                                   EXHIBIT C
                                   ---------

                               LETTER OF INTENT
                               ----------------

To:  Network Access Solutions, Inc.
From: Ascend Communications, Inc.
Date: 9/24/98

Re:  NAS-CUNET SERVICE OFFERING Financing Proposal

Ascend offers the following to Network Access Solutions, Inc. herein referred to as (NAS):

     Credit Line

1. Equipment Financing: Ascend will provide equipment financing totaling $30MM. The facility will be used for the purchase and subsequent lease financing of Ascend equipment by NAS. The facility will be available for 18 months following the initial draws of moneys from the facility. After NAS has drawn $15MM from the facility, Ascend will have the right to verify that a significant portion (approximately 70%) of the Ascend equipment is being used by NAS to generate revenue. The on-site dedicated Ascend technician assigned to NAS shall certify this condition. If NAS meets the revenue generating condition set forth above, Ascend will continue to provide financing of the remaining $15MM facility. If NAS fails to meet the stated goals, Ascend reserves the right to suspend or withdraw further financing. If for any reason Ascend shall not make the remaining facility available to NAS, then NAS has no further purchase commitment to Ascend. There will no commitment fee or other fixed fees charged to NAS (other than the lease payments themselves) outside of the lease financing under agreement, for the use of the facility or reserve of unused capacity under the facility.

      Financing terms: ***

2. Working capital: Ascend will provide a working capital line of credit of $10MM to be used at the sole discretion of NAS for the purchase of other vendor's equipment in the event that Ascend cannot provide like equipment, or to pay for operating expenses. This line will be available in two segments of $5MM each. The draws against these segments will be set at a minimum of $1MM each. The first draw will be available upon submission of NAS' initial forecast and purchase order. The second segment will be available by Ascend based solely upon (1) NAS meeting the conditions set forth in the first paragraph above and (2) NAS placing orders with Ascend which exceed $15MM in equipment purchases. There will be no commitment or fixed fees charged to NAS for the use of the facility or reserve of unused capacity under the working capital facility other than the interest financing under agreement per the terms of the promissory note.

     . Financing terms: Ascend will extend financing for working capital in the form of a secured promissory note. The note will be as follows: Each Draw will be 42 months in duration beginning with the date of each draw. Principal payments will be made on the basis of a 60 month linear amortization starting with the 10th month. The interest rate will be at 8.5% per annum for the first 27 months' payments. The first 9 months'

----------------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

       payments will be at interest only. The next 18 months' payments will be at the stated amortized rate. The remaining 15 months' payments will be at an interest rate consistent with the prevailing "high-yield" bond index and at the stated amortized rate. All accrued interest and principal will be immediately due and payable at the end of the 42nd month. There will be no penalty for prepayment in the working capital financing. Monthly payments will be due on the 30th day of each month. Payment to reflect the monthly aggregate amount due for all draws.

3.   Security Interest:  The Ascend equipment will secure the note.

4. Review of financial performance: Ascend will require NAS to provide audited financials within 90 days of the close of each fiscal year end and informal unaudited balance sheets and income statements within 60 days of the close of each quarter. This requirement will be in effect after the acceptance of the sales agreement, execution of related financing agreements, and NAS's utilization of any financing under the Equipment Financing Credit Line or the Working Capital Credit Line.

5. Mandatory prepayment: The principal indebtedness and all accrued but unpaid interest in respect to the promissory note will become immediately due and payable in the event of and upon the date of an IPO, or significant debt offering of $40MM in proceeds to the company, or a change of control, defined as acquisition of more than 50% of the voting common equivalent shares of NAS by any entity or person other than NAS' existing shareholders.

6.   ***

7.   ***

8.   ***

9.   ***

10. Shipping is FOB-ORIGIN-Alameda, CA (DSL technology) and Westford, MA (Core Products)

11. Public Communication: Both parties agree that no public disclosure of terms relating to this agreement will take place without mutual consent as to the content and timing of such disclosure.

Both sides recognize that this term sheet is not the definitive agreement. The terms of this proposal will be set forth in a purchase agreement, a master lease agreement, and secured promissory note; both parties will mutually agree upon the terms and provisions of which; however, both parties represent that they are not aware of any other substantive terms and conditions which would represent material conditions precedent to Ascend
----------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

making the equipment financing facility and working capital line of credit available to NAS.


Signed and accepted:



/s/ Scott G. Yancey    9/24/98  CFO
-----------------------------------
NAS, Inc. Date:



/s/ Illegible      9/25/98
--------------------------
Ascend Communications, Inc. Date:

                                   EXHIBIT D
                                   ---------

                     PROMISSORY NOTES FOR VENDOR FINANCING
                     -------------------------------------
                        AND OPERATING CAPITAL FINANCING
                        -------------------------------

                            (Filed as Exhibit 10.4)